UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 27, 2020
Date of Report (date of earliest event reported)

BlackBerry Limited
(Exact name of registrant as specified in its charter)

Canada			001-38232	98-0164408
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)

2200 University Ave East
Waterloo	Ontario	Canada		N2K 0A7
(Address of Principal Executive Offices)				(Zip Code)
(519) 888-7465
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BB	New York Stock Exchange
Common Shares	BB	Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01 Changes in Registrant’s Certifying Accountant.

As a result of a review of the audit services provided to BlackBerry Limited (the “Company”), the Company requested, as recommended and approved by the Audit and Risk Management Committee of the Board of Directors (the “Audit Committee”) of the Company, that Ernst & Young LLP (“EY”) resign as its independent registered public accounting firm. This request is considered a dismissal (within the meaning ascribed to such term in Item 304 of Regulation S-K) pursuant to which, effective April 27, 2020 (the “Effective Date”), EY ceased to be the Company’s independent registered public accounting firm.

The reports of EY on the consolidated financial statements of the Company for the fiscal years ended February 29, 2020 and February 28, 2019 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of EY on the effectiveness of internal control over financial reporting as of February 29, 2020 and February 28, 2019 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended February 29, 2020 and February 28, 2019, and the subsequent interim period through the effective date, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of EY, would have caused them to make reference thereto in their reports on the financial statements for such fiscal years. During the fiscal years ended February 29, 2020 and February 28, 2019, there were no matters that were either the subject of a disagreement as defined in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided EY with a copy of the disclosures required by Item 304(a) of Regulation S-K and has requested that EY furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission stating whether EY agrees with such disclosures and, if not, stating the respects in which it does not agree. A copy of EY’s letter, dated April 27, 2020, is filed as Exhibit 16.1 to this Form 8-K.

Also, on the Effective Date, upon the recommendation of the Audit Committee, the Board of Directors approved the engagement of PricewaterhouseCoopers LLP (“PwC”) as its new independent registered public accounting firm, contingent upon the execution of an engagement letter following completion of PwC’s client acceptance procedures. PwC’s appointment will be for the Company’s fiscal year ending February 28, 2021 (fiscal 2021) and related interim periods.

During the fiscal years ended February 29, 2020 and February 28, 2019 and the subsequent interim period through the effective date, neither the Company nor anyone acting on its behalf has consulted with PwC on any matter that (i) involved the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, as applicable, in each case where a written report was provided or oral advice was provided that PwC concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP dated April 27, 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BlackBerry Limited

Date:	April 27, 2020	By:	/s/ Steve Rai
			Name:	Steve Rai
			Title:	Chief Financial Officer
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